NEWS RELEASE

For Immediate Release

SONO RESOURCES, INC. ANNOUNCES NAME AND SYMBOL CHANGE

Vancouver, B.C. (OTCBB: AKGC), June 27, 2012 - Sono Resources, Inc. (the "Company") announces that it has effected a name change on the OTC Bulletin Board to Alaska Gold Corp. as of open of business on June 27, 2012.

The Company's common shares will commence trading on the OTC Bulletin Board at the opening for trading on June 27, 2012 under the stock symbol "AKGC". The Company's new CUSIP number is 011706108.

For further information, see www.alaskagoldcorp.com

About Alaska Gold Corp.

Alaska Gold Corp. is a mineral exploration company seeking to acquire, explore and develop highly prospective metal projects in North America.

Contact: Investor Relations - 1.855.662.7666

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to the Company's further drilling, its expectations to receive results or its ongoing exploration program. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions, which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals and fluctuations in the price of such minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) political and foreign risks, (7) inability to retain key employees, (8) inability to finance operations and growth, and (9) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.